EXHIBIT 5.4

                   [Stroock & Stroock & Lavan LLP Letterhead]



                                  May 4, 2000


Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard, Suite 600
Minneapolis, Minnesota  55437

Re:     Residential Funding Mortgage Securities II, Inc.
        Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel for Residential Funding Mortgage Securities II, Inc. a Delaware corporation (the "Company"), in connection with the authorization and issuance from time to time in one or more series of Asset-Backed Notes (the "Notes") or Home Equity Loan Pass-Through Certificates (the "Certificates," and collectively with the Notes, the "Securities"). A Registration Statement on Form S-3 relating to the Securities (the "Registration Statement") is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). As set forth in the Registration Statement, separate Trusts (each, a "Trust") will be established and will issue the Securities pursuant to either an indenture, a trust agreement or a pooling and servicing agreement (each, an "Issuance Agreement").

        We have examined original or reproduced or certified copies of the Certificate of Incorporation and By-laws of the Company, each as amended to date, records of actions taken by the Company's Board of Directors, forms of Issuance Agreements, forms of Notes and Certificates, the prospectus and forms of prospectus supplements. We also have examined such other documents, papers, statutes and authorities as we deem necessary as a basis for the opinions hereinafter set forth. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us as certified or reproduced copies. As to various matters material to such opinions, we have relied upon the representations and warranties in the forms of Issuance Agreements and statements and certificates of officers and representatives of the Company and others.

        Based upon the foregoing, we are of the opinion that:

     1. When an Issuance Agreement has been duly and validly authorized, executed and delivered by the parties thereto, and a series of Securities has been duly and validly authorized by


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May 4, 2000
Page 2

all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), executed as specified in, and delivered pursuant to, an Issuance Agreement and sold as described in the Registration Statement, the Securities will be fully paid and non-assessable and will be entitled to the benefits and security afforded by the Issuance Agreement.

        2. The information in the prospectus forming a part of the Registration Statement under the caption "Material Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct with respect to the material Federal income tax consequences of an investment in the Securities.

        3. To the extent that the description referred to in paragraph 2 above expressly states our opinion, or states that our opinion will be provided as to any series of Securities, we hereby confirm and adopt such opinion herein as such opinion may be supplemented as described in the related Prospectus Supplement.

         Please note that paragraph 3 above applies only to those series of Securities for which our firm is named as counsel to the Company in the related Prospectus Supplement.

        In rendering the foregoing opinions, we express no opinion as to laws of any jurisdiction other than the State of New York and the Federal law of the United States of America. Our opinion expressed in paragraph 1 is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in each prospectus and prospectus supplement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Securities under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            /s/Stroock & Stroock & Lavan LLP

                                            STROOCK & STROOCK & LAVAN LLP


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